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                                                                     EXHIBIT 4.6

                                 [FACE OF NOTE]

         THIS SECURITY IS ISSUED IN SUBSTITUTION FOR, AND NOT IN NOVATION OF, THAT CERTAIN 6.70% NOTE DUE 2003, DATED DECEMBER 9, 1996, BY THE COMPANY AND PAYABLE TO CEDE & CO, OR REGISTERED ASSIGNS. THIS SECURITY IS A REGISTERED SECURITY IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY IN DEFINITIVE REGISTERED FORM, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN DTC OR ITS NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                            STEWART ENTERPRISES, INC.

                           Secured 6.70% Note Due 2003

No.                                 $100,000              CUSIP No.: 860370 AA 3
   ----


         Stewart Enterprises, Inc., a Louisiana corporation (hereinafter called the "Company," which term shall include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $100,000 (One Hundred Thousand Dollars) at the Company's office or agency for said purpose in the Borough of Manhattan, the City of New York on December 1, 2003, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay the interest thereon in like coin or currency semi-annually on December 1 and June 1 of each year, commencing December 1, 2001, on said principal sum at the rate of 6.70% per annum at said office or agency from the most recent Interest Payment Date to which interest on this Note has been paid or duly provided for until payment of said principal sum has been made or duly provided for. The interest so payable on any December 1 or June 1 will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note is registered at the close of business on the November 15 or May 15 preceding such December 1 or June 1, whether or not such day is a Business Day; provided that interest may be paid, at the option of the Company, if this Note is no longer in the form of a Registered Security in global form, by mailing a check therefor payable to the registered holder entitled thereto at his last address as it appears on the Security Register. Interest on this Note shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

ADDITIONAL PROVISIONS OF THIS SECURITY ARE CONTAINED ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

         This Security shall not be entitled to any benefit under the Indenture hereinafter referred to, or become valid or obligatory for any purpose, until the Trustee under the Indenture shall have signed the form of certificate of authentication endorsed hereon.

         In Witness Whereof, Stewart Enterprises, Inc. has caused this Instrument to be duly executed.

Dated:  June 29, 2001                        STEWART ENTERPRISES, INC.



                                             By:
                                                --------------------------------
                                                         Kenneth C. Budde
                                                     Chief Financial Officer,
Attest:                                         President-Corporate Division and
        --------------------------                  Executive Vice President
             Lisa T. Winningkoff
             Assistant Secretary

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                     CITIBANK, N.A., as Trustee


                                     By:
                                        ----------------------------------------
                                                 Authorized Signatory



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                                [Reverse of Note]

                            STEWART ENTERPRISES, INC.

                           Secured 6.70% Note due 2003

         This Security is one of a duly authorized issue of debt securities of the Company designated as its Secured 6.70% Notes Due 2003 (the "Securities"), limited to the aggregate principal amount of $100,000,000 (except as otherwise provided in the Indenture mentioned below), issued or to be issued pursuant to an indenture dated as of December 1, 1996, duly executed and delivered by the Company to Citibank, N.A., as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), as supplemented by the First Supplemental Indenture dated April 24, 1998 between the Company and the Trustee and the Second Supplemental Indenture dated June 29, 2001 between the Company and the Trustee, as the same shall be further amended and supplemented from time to time as provided in the Indenture (as so amended and supplemented, the "Indenture"). The terms of the Securities include those in the Indenture. Reference is hereby made to the Indenture and all other indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. Capitalized terms used but not defined herein which are defined in the Indenture have the meanings assigned to them in the Indenture.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. The Indenture provides that under certain circumstances a declaration of acceleration and its consequences may be rescinded and annulled by the Holders of a majority in principal amount of the Outstanding Securities of the series.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Securities of all series to be affected (acting as one class). The Indenture provides that the Holders of a majority in principal amount of the Outstanding Securities of any series (or, in certain cases, of all Outstanding Securities) may, on behalf of the Holders of all the securities of such series (or, in certain cases, of all securities under the Indenture) waive certain past defaults under the Indenture. The Indenture also provides that the Holders of a majority in principal amount of the Outstanding Securities of all series affected (acting as one class) may waive compliance by the Company with certain restrictive provisions of the Indenture. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Security issued in exchange or substitution hereof or upon registration of transfer hereof, whether or not notation of such consent or waiver is made upon this Security or such other Securities.

         The Indenture contains provisions for the legal defeasance at any time of the entire indebtedness of the Company on this Security upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security. Upon compliance with such provisions, the Company shall be deemed to have paid and discharged the entire indebtedness on this Security and the Company's obligation to pay the principal of (and premium, if any) and interest on this Security shall cease, terminate and be completely discharged.

         The Indenture provides that no Holder of any Securities may enforce any remedy under the Indenture except in the case of refusal or neglect of the Trustee to act after notice of default and request by the Holders of 25% in principal amount of Outstanding Securities in the series for which a remedy is sought to be enforced and the offer to the Trustee of reasonable indemnity.

         The Securities do not have the benefit of any sinking fund obligation and are not redeemable.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to surrender of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee, may deem and treat the registered Holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and interest hereon and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

         In order to secure the due and punctual payment of all obligations payable by the Company under the Indenture and that certain Credit Agreement by and among the Company, Empresas Stewart-Cementerios, Empresas Stewart-Funeraris, Bank of America, N.A., as Collateral Agent, Administrative Agent and Lender and the other Lenders, dated as of June 29, 2001, as amended, restated, rearranged or otherwise modified from time to time, the Company and its Subsidiaries have granted a first priority Lien (subject to certain exceptions permitted by the Collateral Documents) on and security interest in the Collateral owned by it to the Collateral Agent for the pari passu benefit of (a) the Trustee and the Holders of the Securities and (b) the Administrative Agent, the Collateral Agent and the Lenders, pursuant to the Indenture and the Collateral Documents.

         The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.